(Rule 14A-101)
                     Information Required in Proxy Statement
                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.  )

|X| Filed by the Registrant
|_| Filed by a Party other than the Registrant

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               SSBCiti Funds Inc.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      ---------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

      ---------------------------------------------------

      (3)   Filing Party:

      ---------------------------------------------------

      (4)   Date Filed:

      ---------------------------------------------------

                              SSBCITI FUNDS INC.:
                             The Humane Equity Fund
                                125 Broad Street
                            New York, New York 10004

                               -------------------

                                 August 22, 2002

                               -------------------

Dear Stockholder:

      A Special Meeting of stockholders of The Humane Equity Fund (the "Fund"), the only existing investment portfolio of SSBCiti Funds Inc. (the "Company"), will be held at the offices of Salomon Brothers Asset Management Inc, 388 Greenwich Street, New York, New York, 26th Floor, Conference Room N, on Thursday, September 19, 2002, at 3:00 p.m.

      At the Meeting, you will be asked to approve a plan to liquidate the Fund and dissolve the Company. The Fund is the only existing investment portfolio of the Company. The Board of Directors has determined that a complete liquidation of the Fund and dissolution of the Company is advisable and in the best interests of the Fund and its stockholders. The Board of Directors strongly urges you to approve the Plan of Liquidation adopted by the Board. As a stockholder, you cast one vote for each share you own.

      If you cannot attend the Meeting, you may participate by proxy. After you have reviewed the enclosed materials, please cast your vote on the enclosed proxy card.

      Your vote on this matter is important. Please vote promptly by completing and signing the proxy card and returning it in the envelope provided.

      If you have any questions about the proposal to be voted on, or need help completing the proxy card or otherwise voting, please call us at 1-877-552-5420.

      Thank you for your participation in the Meeting.

                                         Sincerely,


                                         /s/ Heath B. McLendon

                                         Heath B. McLendon
                                         Chairman

                               SSBCITI FUNDS INC.:
                             The Humane Equity Fund
                                125 Broad Street
                            New York, New York 10004

                          Question & Answer Supplement

      This Question & Answer Supplement is intended to briefly summarize for you the information contained in the attached Proxy Statement. For more detailed information about the items to be voted on and instructions on how you can vote, please refer to the Proxy Statement and accompanying materials. No matter how many shares you own, your timely vote is very important! Please vote today by completing and mailing the enclosed proxy card! Thank you in advance for your vote.

When and where is the Meeting?

      A Special Meeting of stockholders will be held at the offices of Salomon Brothers Asset Management Inc, 388 Greenwich Street, New York, New York, 26th Floor, Conference Room N, on Thursday, September 19, 2002, at 3:00 p.m.

Do I have to attend the Meeting in order to vote?

      No. You do not have to attend the Meeting in order to cast your vote. You may vote by completing and mailing the proxy card that accompanies these proxy materials. Please see the instructions included in the proxy mailing for details on how to vote. Your timely vote is important!

Has the Board of Directors of the Company considered the matter to be voted upon?

      The Board of Directors considered the matter at a meeting on July 30, 2002. At that meeting, all the Directors present, which constituted a quorum and a majority of the Board, voted to recommend that you vote in favor of the proposal to be voted on at the Meeting.

What proposals am I being asked to vote on?

PROPOSAL 1. Approval of the Plan of Liquidation and Dissolution.

      You are being asked to approve a plan to liquidate the Fund and dissolve the Company. The Fund commenced operations in 2000 and is the only existing investment portfolio of the Company. The assets of the Fund have remained small since its inception and never subsequently achieved the growth in assets that was originally anticipated. In light of the Fund's operating history and after consideration of alternative options, the Board of Directors determined that the liquidation of the Fund was advisable and in the best interests of the Fund and, at a meeting on July 30, 2002, all the Directors present, which constituted a quorum and a majority of the Board, approved the liquidation of the Fund and the dissolution of the Company pursuant to the terms of a Plan of Liquidation.

      If the proposal to liquidate the Fund and dissolve the Company is approved, the Fund's assets will be liquidated and the proceeds will be distributed to Fund stockholders. You are encouraged to read the full text of the enclosed Proxy Statement, which includes information about tax consequences of the liquidation.

      The Fund has been closed to purchases of new shares. Of course, you may still redeem all or any portion of your shares at any time until the date of liquidation of the Fund, which is expected to occur on or about September 27, 2002.

      You are also eligible to exchange your shares for, or apply the proceeds you receive upon redemption of your shares or liquidation of the Fund towards, the purchase of Class A shares of any Smith Barney open-end investment company (mutual fund) without the imposition of a sales charge. This privilege is available for a limited period expiring 30 days after the liquidation of the Fund. If you wish to exercise this privilege before receipt of your liquidation distribution, please call the Fund at 1-877-522-5420 or the Smith Barney Shareholder Services Group at 1-800-451-2010. If you wish to exercise this privilege after receipt of your liquidation distribution, please call the Smith Barney Shareholder Services Group at 1-800-451-2010.

PROPOSAL 2. Any other business that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

      At this time, there is no other business that we are aware of.

      This Question & Answer Supplement is intended to provide only a brief summary of the matter to be voted on at the Special Meeting of stockholders. Please refer to the attached Proxy Statement, which contains more detailed information to help you reach an informed decision on how to vote. We urge you to vote promptly in order to avoid the additional costs associated with a second proxy solicitation.

                               SSBCITI FUNDS INC.:
                             The Humane Equity Fund
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               -------------------

                                 August 22, 2002

                               -------------------

To the Stockholders of The Humane Equity Fund:

      A Special Meeting of stockholders of The Humane Equity Fund (the "Fund"), an investment portfolio of SSBCiti Funds Inc. (the "Company"), will be held at the offices of Salomon Brothers Asset Management Inc, 388 Greenwich Street, New York, New York, 26th Floor, Conference Room N, on Thursday, September 19, 2002, at 3:00 p.m., for the purpose of considering and voting upon:

      1.    The approval of a Plan of Liquidation and Dissolution (Proposal 1);
            and

      2. Any other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

      The Board of Directors recommends that you vote in favor of Proposal 1.

      The close of business on August 7, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting of stockholders or any adjournment(s) or postponement(s) thereof.

      If you have any questions about the proposals to be voted on, or need help completing the proxy card or otherwise voting, please call 1-877-552-5420.

                                         By Order of the Board of Directors,


                                         Christina T. Sydor
                                         Secretary

--------------------------------------------------------------------------------

TO AVOID UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

--------------------------------------------------------------------------------

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

      The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

      1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

      2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration on the proxy card.

      3. Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration                                       Valid Signature
------------                                       ---------------

Corporate Accounts

(1) ABC Corp. .................................    ABC Corp. (by John Doe,
                                                     Treasurer)
(2) ABC Corp. .................................    John Doe, Treasurer
(3) ABC Corp.
      c/o John Doe, Treasurer .................    John Doe
(4) ABC Corp. Profit Sharing Plan .............    John Doe, Trustee

Trust Accounts

(1)  ABC Trust .................................    Jane B. Doe, Trustee
(2)  Jane B. Doe, Trustee
       a/t/d 12/28/78 ..........................    Jane B. Doe

Custodian or Estate Accounts
(1)  John B. Smith, Cust.
       f/b/o John B. Smith, Jr. UGMA ...........    John B. Smith
(2)  John B. Smith .............................    John B. Smith, Jr., Executor

--------------------------------------------------------------------------------

Your vote is important. PLEASE TAKE A MOMENT TO SIGN AND RETURN YOUR PROXY CARD(S) IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. For more information, please call 1-877-552-5420.

--------------------------------------------------------------------------------

                               SSBCITI FUNDS INC.:
                             The Humane Equity Fund

                               -------------------

                                 PROXY STATEMENT

                               -------------------

      This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of SSBCiti Funds Inc. (the "Company") for use at a special meeting of stockholders of The Humane Equity Fund (the "Fund"), the sole investment portfolio of the Company and any adjournment(s) or postponement(s) thereof (the "Meeting"). The Meeting will be held at the offices of Salomon Brothers Asset Management Inc, 388 Greenwich Street, New York, New York, 26th Floor, Conference Room N, on Thursday, September 19, 2002, at 3:00 p.m. for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about August 22, 2002.

      Stockholders who execute proxies retain the right to revoke them in person at the Meeting or by written notice received by the Secretary of the Company at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the proposal set forth below (the "Proposal"). The close of business on August 7, 2002 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Each stockholder is entitled to one vote for each full share (a "Share") of common stock of the Fund and an appropriate fraction of a vote for each fractional Share held of record on the Record Date, with no Shares having cumulative voting rights. The number of Shares of the Fund issued and outstanding as of the Record Date is 1,131,874.618.

      A quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding Shares of the Fund entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve or reject the Proposal in this proxy statement are not received, the persons named as proxies may propose one or more adjournments or postponements of the Meeting to a date not more than 120 days after the Record Date to permit further solicitation of proxies. Any such adjournment or postponement will require the affirmative vote of a majority of those Shares present at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal at their discretion. A stockholder vote may be taken on the Proposal in this proxy statement prior to any such adjournment if sufficient votes have been received for approval.

      The principal executive office of the Company is located at 125 Broad Street, New York, New York 10004.

      Salomon Brothers Asset Management Inc ("SBAM"), whose principal business address is 388 Greenwich Street, New York, New York 10013, serves as investment manager to the Fund. SBAM is a wholly-owned subsidiary of Citigroup Inc.

                                   PROPOSAL 1:
               APPROVAL OF THE PLAN OF LIQUIDATION AND DISSOLUTION

Background

      The Fund commenced operations on February 2, 2000 and since that date through the period ending July 22, 2002, the Fund's net assets have grown to only $6.40 million. The anticipated growth of the Fund's assets through increased sales of shares has not been achieved.

      Because the Fund has not been able to maintain a higher net asset level, the operating expense ratio for the Fund's shares has remained relatively high. SBAM has waived all of its investment advisory fees for the nine-month fiscal period ending June 30, 2002, the year ended September 30, 2001 and the period ended September 30, 2000. In addition, SBAM reimbursed the Fund for expenses of $69,489, $41,195 and $126,790, respectively. Under these fee waivers and reimbursement arrangements, the operating expense ratios for the Fund were 1.45% for the nine-month fiscal period ending June 30, 2002, 1.45% for the year ended September 30, 2001 and 1.44% for the period ended September 30, 2000. Without such fee waivers and reimbursements by SBAM, the operating expense ratios would have been 3.20%, 2.53% and 4.02%, respectively.

      SBAM believes it is unlikely that the Fund will experience material growth in assets in the foreseeable future. Both SBAM and the Board of Directors of the Company believe that it would not be in the best interests of the Fund's stockholders for the Fund to continue in operations with an investment portfolio of approximately $6.40 million. SBAM believes that it would be difficult to manage a portfolio of that size in light of the Fund's investment objectives and the tax requirements applicable to the Fund under the Internal Revenue Code of 1986, as amended (the "Code"). Because of the inefficiencies, higher costs and disadvantageous economies of scale attendant with the Fund's small asset base, SBAM has concluded that it would be in the best interests of the Fund and its stockholders to liquidate the Fund and has recommended that this course of action be considered by the Fund's Board of Directors.

      At a meeting held on July 30, 2002, the Board considered various alternatives for the Fund, including (i) increasing the size of the Fund through special marketing efforts, (ii) merging the Fund with another investment company with a similar focus, and (iii) liquidating the Fund. The Board considered each alternative and concluded that a prompt liquidation of the Fund was the alternative that was in the best interests of stockholders of the Fund. The Board believed that further marketing efforts would not be successful in increasing the Fund's size sufficiently to permit the Fund to assume the payment of all its expenses. The merger of the Fund with a similar investment company was not considered a viable option.

      Based upon the foregoing considerations and other relevant factors, the Board concluded that the liquidation of the Fund and subsequent dissolution of the Company was advisable and in the best interests of the Fund's stockholders at the present time.

      The Board, including a majority of the Directors who are not "interested persons" of the Fund (as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")), then adopted resolutions approving the Plan of Liquidation and Dissolution of the Company (the "Plan"), declaring the proposed liquidation and dissolution pursuant to the provisions of the Plan advisable and directing that the Plan be submitted to the stockholders of the Fund for their consideration. In connection with the proposal, SBAM or one of its affiliates will bear the costs associated with the liquidation of the Fund, which are expected to total approximately $25,000.

      As of July 22, 2002, the net asset value per share of the Fund's shares was $5.65. The value of the Fund's assets may increase or decrease prior to the distribution of the assets to the Fund's stockholders.

Summary of Plan of Liquidation and Dissolution

      The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached to this Proxy Statement as Exhibit A. Stockholders are urged to read the Plan in its entirety.

      The Plan will become effective only upon its adoption and approval by the holders of a majority (as defined in the 1940 Act) of the outstanding shares of the Fund (the "Effective Date"). The Plan provides for (1) the complete liquidation of the assets of the Fund, (2) distribution of the proceeds to stockholders, (3) winding up the Fund's and the Company's business and affairs and (4) dissolution of the Company. If the Plan is approved, SBAM will undertake to liquidate the Fund's assets on such terms and conditions as SBAM, under the supervision of the Board, shall determine to be reasonable and in the best interests of the Fund and its stockholders. All expenses incurred by SBAM in carrying out the Plan will be borne by SBAM or one of its affiliates.

      The Plan provides that the Board of Directors has the authority to modify or amend the provisions of the Plan at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders. If any amendment or modification appears necessary and in the judgment of the Board of Directors will materially and adversely affect the interests of the Fund's stockholders, such an amendment or modification will be submitted to the stockholders for approval. In addition, the Plan authorizes the Board to abandon the Plan without stockholder approval at any time prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board of Directors determines that such abandonment would be advisable and in the best interests of the Fund's stockholders.

      Closing of Books and Restrictions on Transfer of Shares

      After the Effective Date, the Board will set a distribution record date on which the books of the Company will be closed and the proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their holdings. Stockholders holding Fund shares as of the close of business on the distribution record date will receive a Liquidation Distribution, as defined below, without any further action on their part. Thereafter, unless the books of the Company are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates.

      Liquidation Value

      If the Plan is adopted by the Fund's stockholders at the Meeting, as soon as practicable after the consummation of the sale of the Fund's portfolio securities and the payment of all of the Fund's and the Company's known expenses, charges, liabilities and other obligations, including those expenses incurred in connection with the liquidation, the officers of the Fund will establish a date for the distribution of the Fund's assets (such date, the "Liquidation Date"). The Fund will distribute pro rata on the Liquidation Date to its stockholders of record as of the close of business on the date immediately preceding the Liquidation Date all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date and (ii) pay or provide for the payment of such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund's books (such distribution, the "Liquidation Distribution"). SBAM will seek to sell the Fund's portfolio at prevailing market prices, consistent with an orderly liquidation and taking into account the best interests of the Fund and its stockholders in light of the circumstances in which the sales occur. The Fund will incur brokerage commissions, which reduce the proceeds available for distribution to stockholders. Although the Fund values its securities each day on the basis of current market prices for the sale of such securities, the actual amount realized by the Fund will depend on the market conditions at the time of such transactions. Actual liquidation expenses and portfolio transaction costs may vary.

      Liquidation Distribution

      At present, the dates on which the Fund will be liquidated and on which the Company will pay the Liquidation Distribution to Fund stockholders are uncertain, but it is anticipated that if the Plan is adopted by the stockholders, the liquidation of the portfolio will be completed within approximately one week and the Liquidation Distribution will be made shortly after liquidation of the portfolio is completed. There can be no assurance, however, that the Liquidation Distribution will occur within this time frame.

Federal Income Tax Consequences

      The following summary provides general information with regard to the federal income tax consequences to stockholders on receipt of the Liquidation Distribution from the Company pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Company resulting from the liquidation of the Fund and dissolution of the Company; however, the Company has not sought a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation of the Fund and dissolution of the Company. The statements below are, therefore, not binding upon the Service, and there can be no assurance that the Service will concur with this summary or that the tax consequences to any stockholder upon receipt of the Liquidation Distribution will be as set forth below.

      This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.

      The information below is only a summary of some of the federal tax consequences generally affecting the Company and its individual U.S. stockholders resulting from the liquidation of the Fund and dissolution of the Company. This summary does not address the particular federal income tax consequences applicable to stockholders other than U.S. individuals nor does it address state or local tax consequences. The tax consequences discussed herein may affect stockholders differently depending on their particular tax situations unrelated to the Liquidation Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Stockholders are encouraged to consult their personal tax advisers concerning their particular tax situations and the impact thereon on receiving the Liquidation Distribution. The receipt of the Liquidation Distribution may result in tax consequences that are unanticipated by stockholders.

      As discussed above, pursuant to the Plan, the Company will sell its assets, pay or make provisions for the payment of all liabilities, distribute the remaining proceeds to its stockholders and dissolve. The Company anticipates that the Company will retain its qualification as a regulated investment company under the Code during the liquidation period and, therefore, will not be taxed on any of its net capital gains realized from the sale of its assets.

      For federal income tax purposes, a stockholder's receipt of the Liquidation Distribution will be a taxable event and will be treated as a sale of the stockholder's shares of the Company in exchange for the Liquidation Distribution. Each stockholder will recognize a gain or loss in an amount equal to the difference between the Liquidation Distribution he or she receives from the Company and the adjusted tax basis in his or her shares. If the shares are held as a capital asset, the gain or loss will generally be characterized as a capital gain or loss. If the shares have been held for more than one year, any gain will constitute a long-term capital gain taxable to individual stockholders at a maximum rate of 20%, and any loss will constitute a long-term capital loss. If at the time of receiving the Liquidation Distribution, the stockholder has held the shares for not more than one year, any gain or loss will generally be a short-term capital gain or loss. If, however, the stockholder has held the shares for six months or less and has received capital gains dividends with respect to the shares, any loss realized will be a long-term capital loss to the extent of such capital gains dividends.

      If a stockholder has failed to furnish a correct taxpayer identification number or has failed to certify that he or she has provided a correct taxpayer identification number and that he or she is not subject to "backup withholding," the stockholder may be subject to a 30% backup withholding tax with respect to the Liquidation Distribution. An individual's taxpayer identification number is his or her social security number. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

      Stockholders will be notified of their respective shares of ordinary and capital gains dividends for the Fund's final fiscal year in normal tax-reporting fashion.

Impact of the Plan on the Company's Status Under the 1940 Act

      On the Effective Date, the Company will cease doing business as a registered investment company and, as soon as practicable thereafter, will apply for de-registration under the 1940 Act. It is expected that the Securities and Exchange Commission will issue an order approving the de-registration of the Company if the Company is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Company's activities as an investment company and its de-registration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action.

Procedure for Dissolution Under Maryland Law

      After the Effective Date, pursuant to the Maryland General Corporation Law and the Company's Charter and By-Laws, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. When the Articles of Dissolution become effective, the Company will be legally dissolved, but thereafter the Company will continue to exist for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Company was organized. The Company's directors will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The director-trustees will be vested in their capacity as trustees with full title to all the assets of the Company.

Appraisal Rights

      Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

Redemption or Exchange of Shares

      The Fund has been closed to purchases of new shares. Of course, you may still redeem all or any portion of your shares at any time until the date of liquidation of the Fund, which is expected to occur on or about September 27, 2002.

      You are also eligible to exchange your shares for, or apply the proceeds you receive upon redemption of your shares or liquidation of the Fund towards, the purchase of Class A shares of any Smith Barney open-end investment company (mutual fund) without the imposition of a sales charge. This privilege is available for a limited period expiring 30 days after the liquidation of the Fund. If you wish to exercise this privilege before receipt of your liquidation distribution, please call the Fund at 1-877-522-5420 or the Smith Barney Shareholder Services Group at 1-800-451-2010. If you wish to exercise this privilege after receipt of your liquidation distribution, please call the Smith Barney Shareholder Services Group at 1-800-451-2010.

Required Vote

      Approval of Proposal 1 requires the affirmative vote of a majority (as defined in the 1940 Act) of the Fund's outstanding shares of common stock as of the Record Date. A "majority" is defined in the 1940 Act to mean (1) 67% or more of the shares present at the Meeting if holders of more than 50% of the shares are present or represented by proxy, or (2) more than 50% of the shares, whichever is less. The Board recommends that the stockholders vote FOR the proposed liquidation of the Fund and dissolution of the Company pursuant to the provisions of the Plan of Liquidation and Dissolution. The effect of abstentions and Broker Non-Votes, as defined below, is the same as a vote cast against the Proposal. However, abstentions and Broker Non-Votes will be recorded as present at the Meeting for the determination of a quorum. "Broker Non-Votes" are shares held in the name of a broker or nominee for which an executed proxy is received by the Company, but are not voted on the Proposal because voting instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

                             ADDITIONAL INFORMATION

Other Information Relating to the Company

      Smith Barney Fund Management LLC, located at 125 Broad Street, New York, New York 10004, serves as the administrator to the Fund. Salomon Smith Barney Inc. serves as the distributor of the Fund. Its principal address is 388 Greenwich Street, New York, New York 10013.

Beneficial Ownership

      Exhibit B contains information about the beneficial ownership by stockholders of 5% or more of the Fund's outstanding shares, as of August 7, 2002. On that date, the Directors and officers of the Company, individually and as a group, owned beneficially less than 1% of the Fund's outstanding shares.

Stockholder Proposals

      The Company is not required, and does not intend, to hold regularly scheduled annual meetings of stockholders. Stockholders wishing to submit proposals for consideration for inclusion in a proxy statement for a subsequent stockholder meeting should send their written proposal to the Secretary of the Company at 300 First Stamford Place, Fourth Floor, Stamford, Connecticut 06902, in order that they are received within a reasonable time before any such meeting. If the Company is dissolved as proposed, there will not be any future meetings of stockholders.

Annual and Semi-Annual Reports to Stockholders

      The Company will furnish, without charge, a copy of the Fund's most recent annual or semi-annual report to a stockholder of the Fund upon request. Any such request should be directed to the Fund's transfer agent, Boston Financial Data Services Inc., at 1-877-552-5420. The transfer agent's principal address is P.O. Box 55121, Boston, Massachusetts 02205-8964.

Other Business

      The Board of Directors does not know of any other matter which may come before the Meeting. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy card to vote thereon in accordance with their judgment.

Expenses of Proxy Solicitation

      The costs of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by SBAM or one of its affiliates. Proxies may also be solicited personally by officers of the Company and by regular employees of SBAM or their respective affiliates, or other representatives or agents of the Company, in addition to the use of mails. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by SBAM or one of its affiliates for out-of-pocket expenses incurred in this connection. The cost of the proxy solicitation is estimated to be $20,000.

August 22, 2002

EXHIBIT A

                               SSBCITI FUNDS INC.
                             THE HUMANE EQUITY FUND

                       PLAN OF LIQUIDATION AND DISSOLUTION

      The following Plan of Liquidation and Dissolution (the "Plan") of The Humane Equity Fund (the "Fund"), the only existing series of SSBCiti Funds Inc. ("the "Company"), a corporation organized and existing under the laws of the State of Maryland, which has operated since February 2, 2000 as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation of the Fund and dissolution of the Company in conformity with the provisions of the Company's Articles of Incorporation, dated July 26, 1999. The Board of Directors of the Company (the "Board") has declared that the Plan is advisable and in the best interests of the Fund's stockholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund (each a "Stockholder" and, collectively, the "Stockholders") for their adoption at the Special Meeting of Stockholders and has authorized the distribution of a Proxy Statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon Stockholder approval of the Plan, the Fund shall completely liquidate and the Company shall dissolve in accordance with the requirements of the 1940 Act, the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

      1. Adoption of Plan. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the Stockholders.

      2. Cessation of Business. As soon as practicable after the Effective Date of the Plan, the Fund and the Company each shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs in accordance with the Plan.

      3. Restriction of Transfer and Redemption of Shares. After the Effective Date, the Board will set a distribution record date on which the books of the Company shall be closed and the proportionate interests of Stockholders in the assets of the Fund shall be fixed on the basis of their respective holdings. Thereafter, unless the books of the Company are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Stockholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates.

      4. Liquidation of Assets. As soon as practicable after the Effective Date, the Fund and the Fund's investment adviser, Salomon Brothers Asset Management Inc ("SBAM"), under the supervision of the Board, shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation and the Company's dissolution.

      5. Provisions for Liabilities. The Fund shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

      6. Distribution to Stockholders. The officers of the Fund shall establish a date (the "Liquidation Date") for the distribution of the Fund's assets following the consummation of the sale of the Fund's portfolio securities and other assets as provided in section 4 and the payment of liabilities as provided in section 5. In accordance with section 331 of the Code and the MGCL the Fund will distribute pro rata on the Liquidation Date to its Stockholders of record as of the close of business on the date immediately preceding the Liquidation Date all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date and (ii) pay or provide for the payment of such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund's books (such distribution, the "Liquidation Distribution"). The Liquidation Distribution shall be deemed to include an uncertificated right to the holder's pro rata portion of any remaining reserves for contingencies; payment shall be made, upon the advice of counsel and with the approval of the members of the Board acting in their capacity as liquidating trustees, upon the satisfaction of all known liabilities.

      Each Stockholder not holding stock certificates of the Fund will receive a Liquidating Distribution equal to the Stockholder's proportionate interest in the net assets of the Fund. Each Stockholder holding stock certificates of the Fund will receive a confirmation showing such Stockholder's proportionate interest in the net assets of the Fund with an advice that such Stockholder will be paid in cash upon return of the stock certificate.

      All Stockholders will receive information concerning the sources of the Liquidation Distribution.

      7. Notice of Liquidation. As soon as practicable after the Effective Date, the Company shall mail notice to the appropriate parties that this Plan has been approved by the Board and the Stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the MGCL.

      8. Filings. Following the Effective Date, the Company shall prepare and file Articles of Dissolution, Form N-8F under the 1940 Act and any other documents as are necessary to effect the dissolution and/or de-registration of the Company and its shares in accordance with the requirements of the Charter of the Company, the MGCL, the Code, the 1940 Act and any other applicable securities laws, and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any tax returns.

      9. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without Stockholder approval if it determines that such action would be advisable and in the best interests of the Fund and its Stockholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Stockholders, such an amendment or modification will be submitted to the Stockholders for approval. In addition, the Board may abandon this Plan without Stockholder approval at any time prior to the filing of the Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if it determines that abandonment would be advisable and in the best interests of the Stockholders.

      10. Powers of Board and Officers. The Board and the officers of the Company are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation of the Fund and dissolution of the Company in accordance with the Code and the MGCL, including, without limitation, filing of a Form N-8F with the Securities and Exchange Commission, withdrawing any state registrations of the Company and/or its shares, withdrawing any qualification to conduct business in any state in which the Company is so qualified and the preparation and filing of any tax returns. The members of the Board shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund. The death, resignation or other disability of any director or any officer of the Company shall not impair the authority of the surviving or remaining directors or officers to exercise any of the power provided for in the Plan.

      11. Expenses. The expenses of carrying out the terms of this Plan shall be borne by SBAM or one of its affiliates, whether or not the liquidation contemplated by this Plan is effected.

      IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Plan to be executed by the Company as of this 30th day of July, 2002.

                                         SSBCITI FUNDS INC.


                                         By:___________________________________
                                            Name: Heath B. McLendon
                                            Title: President and Chairman

EXHIBIT B

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

      As of August 7, 2002, the following stockholders were known to the Company to own beneficially 5% or more of the Shares of the Fund:

                               Humane Equity Fund

                                                                Percentage of
                                                Shares           Outstanding
Name and Address of Beneficial Owner            Owned            Fund Shares
------------------------------------            -----            -----------

Humane Society of the United States          810,218.9190           71.58%
Attn: G. Thomas Waite
700 Professional Drive
Gaithersburg, MD 20879-3418

--------------------------------------------------------------------------------

                               SSBCITI FUNDS INC.
                             THE HUMANE EQUITY FUND

              SPECIAL MEETING OF STOCKHOLDERS -- SEPTEMBER 19, 2002
               This Proxy is Solicited on Behalf of the Directors

The undersigned hereby appoints Heath B. McLendon, Robert A. Vegliante, Lewis E. Daidone, William Renahan, Rosemary Emmens and Harris Goldblat, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned at the Special Meeting of Stockholders of The Humane Equity Fund (the "Fund"), an investment portfolio of SSBCiti Funds Inc (the "Company") to be held at the offices of Salomon Brothers Asset Management Inc, 388 Greenwich Street, 26th Floor, Conference Room N, New York, New York on Thursday, September 19, 2002, at 3:00 p.m., and at any adjournments thereof, upon the matters set forth in the Notice of Meeting and Proxy Statement dated August 22, 2002 and upon all other matters properly coming before said Meeting.

Please indicate your vote by an "X" in the appropriate box on the reverse side. This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted FOR Proposal 1. Please refer to the Proxy Statement for a discussion of the Proposal.

                Please Sign, Date and Return the Proxy Promptly
                          Using the Enclosed Envelope.

                     Dated:_________________________ , 2002

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                      Signature(s), Title(s), if applicable

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

|X| Please fill in box(es) as shown using black or blue ink or number 2 pencil.
    PLEASE DO NOT USE FINE POINT PENS

1.    The approval of the liquidation of      |_| FOR  |_| AGAINST  |_| ABSTAIN
      the Fund and dissolution of the
      Company, as set forth in the Plan
      of Liquidation and Dissolution
      adopted by the Company's Board of
      Directors.

2.    In the discretion of the persons
      named as proxies. Upon any other
      business that may properly come
      before the Meeting.

             PLEASE MARK THE BOX AT RIGHT IF YOU PLAN TO ATTEND. |_|

                                              HAS YOUR ADDRESS CHANGED?

                                              __________________________________

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                                              DO YOU HAVE ANY COMMENTS?

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